Exhibit 21
EXHIBIT “A”

COVENTRY HEALTH CARE, INC.
LIST OF SUBSIDAIRES

January 21, 2011

Wholly Owned Subsidiaries	State of Organization

Altius Health Plans Inc. (Does business as Altius)	Utah

Carelink Health Plans, Inc.	West Virginia

Coventry Consumer Advantage, Inc.	Delaware

CHC Casualty Risk Retention Group, Inc.	Vermont

Coventry Financial Management Services, Inc.	Delaware

Coventry Health and Life Insurance Company	Delaware

Coventry Healthcare Management Corporation (Also does business as CHC Management Corporation and Coventry Healthcare Management Corporation of Missouri)	Delaware

Coventry Health Care of Delaware, Inc. (Also does business as Coventry Health Care of New Jersey)	Delaware

Coventry Health Care of Georgia, Inc.	Georgia

Coventry Health Care of Iowa, Inc.	Iowa

Coventry Health Care of Kansas, Inc.	Kansas

Coventry Health Care of Louisiana, Inc.	Louisiana

Coventry Health Care of Nebraska, Inc.	Nebraska

Coventry Health Care of Pennsylvania, Inc.	Pennsylvania

Coventry Management Services, Inc.	Pennsylvania

Coventry Health Care National Network, Inc.	Delaware

Coventry Healthcare National Accounts, Inc.	Delaware

Coventry Health Care Workers Compensation, Inc. and Subsidiaries:

Coventry Independent Medical Exams of
 Texas, PA

First Script Network Services, Inc.

FOCUS Healthcare Management, Inc.

Medical Examinations of New York, P.C. d/b/a
Coventry Independent Medical Examinations

MetraComp, Inc.

Delaware Texas Nevada Tennessee New York Connecticut
Coventry Prescription Management Services, Inc.	Nevada

Coventry Transplant Network, Inc.	Delaware

First Health Group Corp. and it subsidiaries:	Delaware

Cambridge Life Insurance Company	Missouri

Claims Administration Corp.	Maryland

First Health Strategies, Inc.	Delaware

First Health Life & Health Insurance Company	Texas

Florida Health Plan Administrators, LLC and it subsidiaries: Coventry Summit Health Plan, Inc. Coventry Health Plan of Florida, Inc. Coventry Health Care of Florida, Inc.	Florida Florida Florida Florida
Group Health Plan, Inc.	Missouri

Group Health Plan of Delaware, LLC	Delaware

HealthAmerica Pennsylvania, Inc.	Pennsylvania

HealthAssurance Pennsylvania, Inc. (Formerly Health PASS, Inc.)	Pennsylvania

HealthAssurance Financial Services, Inc.	Delaware

HealthCare USA of Missouri, LLC	Missouri

HealthCare USA of Tennessee, Inc. (formerly CHCCares, Inc.)	Tennessee

MHP, Inc. Mercy Health Plans Mercy Health Plans of Missouri, Inc. Foresee Health, Inc. Premier Benefits, Inc.	Delaware Missouri Missouri Missouri Missouri
MHNet Specialty Services, LLC (formerly, Coventry Specialty Services, LLC)

Mental Health Associates, Inc.

Mental Health Network of New York, Inc.

MHNet Life and Health Insurance Company

MHNet of Florida, Inc.

Maryland Louisiana New York Texas Florida
OmniCare Health Plan, Inc.	Michigan

PersonalCare Insurance of Illinois, Inc.	Illinois

Preferred Health Systems, Inc.	Kansas

Preferred Health Care, Inc.	Kansas

Kansas Health Plan, Inc.	Kansas

Preferred Benefits Administrator, Inc.	Kansas

Southern Health Services, Inc. (Also does business as Coventry Health Care or Coventry)	Virginia

WellPath Select, Inc.	North Carolina

WellPath of South Carolina, Inc.	South Carolina

Majority Owned Subsidiaries	State of Origination

Carefree Insurance Services, Inc.	Florida

Group Dental Service, Inc.	Maryland

Group Dental Service of Maryland, Inc.	Maryland